Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the PineBridge Mutual Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the PineBridge Mutual Funds for the period ended May 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the PineBridge Mutual Funds for the stated period.

/s/Robin C. Thorn Robin C. Thorn President PineBridge Mutual Funds	/s/Joseph Altobelli Joseph Altobelli Chief Financial Officer & Treasurer, PineBridge Mutual Funds
Dated: August 4, 2011	Dated: August 5, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by PineBridge Mutual Funds for purposes of Section 18 of the Securities Exchange Act of 1934.